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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mikohn Gaming Corporation on Form S-8 of our reports dated February 12, 1996, appearing in the Annual Report on Form 10-K of Mikohn Gaming Corporation for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
July 1, 1996